UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 12, 2006

____________________

Sun Life Assurance Company of Canada (U.S.)

(Exact Name of Registrant as Specified in Charter)

____________________

Delaware
2-99959, 33-29851, 33-31711, 33-41858, 33-43008, 33-58853, 333-11699, 333-
77041, 333-62837, 333-45923, 333-88069, 333-39306, 333-46566, 333-82816,
333-82824, 333-111636, 333-130699, 333-130703, 333-130704. 333-133684,
333-133685, and 333-133686
04-2461439
(State or Other Jurisdiction of Incorporation)	(Commission File Numbers)	(I.R.S. Employer Identification No.)

One Sun Life Executive Park, Wellesley Hills, Massachusetts	02481
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 237-6030

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On September 12, 2006, Sun Life Assurance Company of Canada (U.S.) (the "Company") entered into a Terms Agreement (the "Terms Agreement") with its affiliates Sun Life Financial Global Funding III, L.P. (the "Issuer"), Sun Life Financial Global Funding III, U.L.C. (the "ULC") and Sun Life Financial Global Funding III, L.L.C. (the "LLC"), and with Citigroup Global Markets, Inc., Deutsche Bank Securities Inc., Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, RBC Capital Markets Corporation and Wachovia Capital Markets, LLC (each, an "Initial Purchaser" and collectively, the "Initial Purchasers"), in connection with the offer and sale by the Issuer of $750 million of Series 2006-1 Floating Rate Notes due 2013 (the "Notes"). The payment obligations of the Issuer under the Notes will be unconditionally guaranteed by the LLC pursuant to a guarantee (the "Secured Guarantee") to be issued on September 19, 2006 (the "Settlement Date"), and the obligations of the LLC under the Secured Guarantee will be secured by a floating rate funding agreement to be issued by the Company effective on the Settlement Date. The Terms Agreement incorporates by reference the provisions of a Purchase Agreement dated as of September 5, 2006 (the "Purchase Agreement") by and among the Issuer, the ULC, the LLC, the Company, and the Initial Purchasers. Pursuant to these incorporated provisions, the Company has agreed, among other things, to indemnify each Initial Purchaser against certain securities law liabilities related to the offering of the Notes. This description is qualified by reference to the actual forms of the Terms Agreement and the Purchase Agreement, which are Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

In connection with the issuance of the Notes, the Issuer will enter into a swap agreement with Deutsche Bank AG, New York Branch, an affiliate of Deutsche Bank Securities Inc., one of the Initial Purchasers.

Certain of the Initial Purchasers have from time to time performed, and continue to perform, investment banking and other financial advisory services for the Company and its affiliates in the ordinary course of business.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1
Terms Agreement, dated as of September 12, 2006, by and among Sun Life Assurance Company of Canada (U.S.), Sun Life Financial Global Funding III, L.P., Sun Life Financial Global Funding III, U.L.C., Sun Life Financial Global Funding III, L.L.C., Citigroup Global Markets, Inc., Deutsche Bank Securities Inc., Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, RBC Capital Markets Corporation and Wachovia Capital Markets, LLC

10.2
Purchase Agreement, dated as of September 5, 2006, by and among Sun Life Assurance Company of Canada (U.S.), Sun Life Financial Global Funding III, L.P., Sun Life Financial Global Funding III, U.L.C., Sun Life Financial Global Funding III, L.L.C., Citigroup Global Markets, Inc., Deutsche Bank Securities Inc., Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, RBC Capital Markets Corporation and Wachovia Capital Markets, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Sun Life Assurance Company of Canada (U.S.)
(Registrant)

Date: September 15, 2006	By: /s/ Gary Corsi
Gary Corsi
Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1
Terms Agreement, dated as of September 12, 2006, by and among Sun Life Assurance Company of Canada (U.S.), Sun Life Financial Global Funding III, L.P., Sun Life Financial Global Funding III, U.L.C., Sun Life Financial Global Funding III, L.L.C., Citigroup Global Markets, Inc., Deutsche Bank Securities Inc., Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, RBC Capital Markets Corporation and Wachovia Capital Markets, LLC

10.2
Purchase Agreement, dated as of September 5, 2006, by and among Sun Life Assurance Company of Canada (U.S.), Sun Life Financial Global Funding III, L.P., Sun Life Financial Global Funding III, U.L.C., Sun Life Financial Global Funding III, L.L.C., Citigroup Global Markets, Inc., Deutsche Bank Securities Inc., Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, RBC Capital Markets Corporation and Wachovia Capital Markets, LLC